Exhibit 10.3 - Page 1
                                 EXHIBIT 10.3

                      [JAWS TECHNOLOGIES, INC. LETTERHEAD]
August  10,  1999
Letter  of  intent

Arrow  Communications
#204  34314  Marshall  Road
Abbotsford,  BC
V2S  1L9

Attention:  Mr.  Gilles  Lepage

In response to our conversation on August 10, 1999I am forwarding to you our formal considerations towards our arrangements to work with, and contribute to your proposed Web box sales promotions. JAWS Technologies Inc. references this account as OSM project (OSM990810mtdr).

Following is a statement of the terms agreed upon in our last meeting and your signature below will formalize this document to be the first contractual step in our partnering arrangement.

     (1) Develop a long-term strategy that would provide Arrow Communications with value-added services (auditing services, personal or corporate data protection systems and messaging programs )to offer / distribute to their client base. I.e. Var. opportunities

     (2) For the first half million users of Apexmail web-boxes, Jaws Technologies Inc. will provide the xmail solution free of charge as a value added relationship offer. For each user added above that JAWS Technologies Inc. would receive 1.5 cents per month per user from Arrow Communications. Jaws Technologies Inc. will account the user base by measurement of the keys count as they are registered on the JAWS key server.

This document outlines the structured process as discussed with you, as well it is our undertaking to further explore the potential alliance avenues available to Arrow Communications and Jaws Technologies Inc. and to ensure both parties benefit from and create the best possible synergy. JAWS Technologies Inc. is committed to developing with all of our business partners a business case that allows clear understanding of all relevant offers and requirements so as to serve as the foundation of a profitable and lasting relationship for both organizations. In this circumstance joint or promotional marketing efforts are to be developed to the mutual benefit of both organizations and this plan can be developed over the next 90 days as the relationship evolves.

Please  indicate  acceptance with your signature in the appropriate areas below.

Best  Regards,
/s/Mitch  Tarr
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Mitch  Tarr
VP  of  Alliances
JAWS  TECHNOLOGIES  INC.


ARROW  COMMUNICATIONS  INC.                         JAWS  TECHNOLOGIES  INC.
Gilles  Lepage     President  /  CEO                         Tej  Minhas
President/COO

/s/Gilles  Lepage                                   /s/Tej  Minhas
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Date:  _______________                         Date:  ______________